UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

BEYOND COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52490	98-0512515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Coronado Center Drive
Suite 120
Henderson, Nevada 89052
(Address of principal executive offices, including zip code)

(702) 952.9549
(Registrant’s telephone number, including area code)
 ____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2010, Beyond Commerce, Inc.  (the “Company”) appointed Wendy Borow-Johnson to Beyond Commerce, Inc.’s Board of Directors.  This appointment replaces a previously vacated Board of Director position.

Ms. Borow-Johnson is currently President and Chief Executive Officer of NewsComm Media Corporation, and has been a pioneer in leading the push for new technology platforms in cable, satellite, mobile, and web-based media throughout her career.  She was the Senior Vice President of Source Media, where she was responsible for the deployment of the first two-way digital cable system, the first interactive television advertising campaigns, and the interactive TV guide.  She was President of multiple niche programming networks including American Medical TV, Recovery TV Network, Tomorrow's Planet, Healthy Living Channel, Beauty and Fashion TV, and Resort and Residence TV.

Ms. Borow-Johnson was also a senior executive at leading advertising agencies such as McCann Erickson and DMB&B.  Accolades include winning Gold Medals at the New York Film Festival, the Bronze Anvil from the Public Relations Society of America, and the Skye Award from Women in Cable.  She is also recognized as a leading woman on Wall Street, and is considered one of the Women Making a Difference by the Chicago Sun Times.  Ms. Borow-Johnson has been President of publicly traded companies, and is considered an innovator in the medical broadcasting technologies and biotech communications realms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Beyond Commerce, Inc.

Date: January 31, 2011	By:	/s/ MARK V NOFFKE
Mark V Noffke, Chief Financial Officer